Exhibit 10.26
ADVANCED DRAINAGE SYSTEMS, INC.
Federal Taxpayer Identification No.: 51-0105665
4024 Green Stripe Lane
Hilliard, OH 43026

Restricted Stock Award Notice and Award Agreement (“Award Agreement”)

PART I

            Award Number: 202[ ]-1
Name of Participant                    Plan:        2017 Omnibus Incentive Plan

Address	City	State	Zip

Effective [_______](“Award Date”), you have been granted a Restricted Stock Award of «RestStk_» shares (“Awarded Shares”) of ADVANCED DRAINAGE SYSTEMS, INC. (the “Company”) common stock, par value $0.01 per share (“Shares”). These Awarded Shares are restricted until the vesting date(s) shown below.
The Awarded Shares will, subject to PART II, vest in increments on the date(s) shown:

Number of Awarded Shares	Vesting Date(s)
[_______]
[_______]
[_______]

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Award Agreement (including PART I and PART II), all of which are made a part of this document.

ADVANCED DRAINAGE SYSTEMS, INC.

Signature: ________________________________________        Date: [_______]
Print Name:
Title:

PARTICIPANT

Signature: ________________________________________        Date: ______________________________
Print Name:

Exhibit 10.26
PART II

General Terms and Conditions

Section 1.General Terms.
(a)Size and Type of Award. The Shares covered by this Award (the “Awarded Shares”) are listed in Part I of this Award Agreement (“Award Notice”), and are subject to all of the terms and conditions of the Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan (the “Plan”).
(b)Restrictions and Tax Election. A certificate or book-entry registration evidencing the Awarded Shares will be issued to you and will include a restrictive legend incorporating the terms and conditions of this Award Agreement. You may elect (pursuant to Section 83(b) of the Internal Revenue Code) to be taxed on the Awarded Shares immediately upon their Award Date instead of later when they vest. If you make this Section 83(b) election, you will be required to include in ordinary income, for the taxable year in which the Award Date occurs, an amount equal to the fair market value of the Awarded Shares on the Award Date. The Company may be allowed to claim a tax deduction, for compensation expense, in a like amount. You make this Section 83(b) election by filing a statement of election containing specified items of information with the Internal Revenue Service within thirty (30) days after the Award Date. You must give a copy of the statement of election you file with the Internal Revenue Service to the Company. If you make this Section 83(b) election, the vesting of your Awarded Shares will not subject you to further income tax upon their vesting.
(c)Employment. Your employment with the Company and/or its Subsidiaries constitutes adequate consideration for the issuance of the Awarded Shares to you having a value at least equal to the par value of the Awarded Shares, but the vesting conditions described below will nevertheless determine your right to acquire unrestricted ownership of the Awarded Shares.
Section 2.Vesting.
(a)Vesting Dates. The vesting date(s) (each a “Vesting Date” and collectively the “Vesting Dates”) for your Awarded Shares are specified in the Award Notice. On each Vesting Date, your Awarded Shares that vest on that Vesting Date will, subject to the provisions of this Award Agreement, no longer be subject to a substantial risk of forfeiture.
(b)Vesting Conditions. There are service conditions you must satisfy before your Restricted Stock Award will vest. You must, except as otherwise provided herein, remain in continuous service with the Company and/or its Subsidiaries from the Award Date through the relevant Vesting Date(s). [In addition, you must comply with the Non-Compete Covenants from the Award Date through all of the Vesting Dates.]
(c)Forfeitures. Except as otherwise provided herein, if you terminate service with the Company and/or its Subsidiaries prior to a Vesting Date,[and/or violate any of the Non-Compete Covenants,] you will forfeit any Awarded Shares that are scheduled to vest on or after such termination of service date [or date of violation of any of the Non-Compete Covenants]. When you forfeit Awarded Shares, all of your interest in the unvested Awarded Shares will be canceled and any stock certificate or other evidence of ownership must be returned to the Committee or to the Company. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.
(d)Death or Disability; Qualified Retirement; Termination without Cause. If your service with the Company and/or its Subsidiaries ends due to death or disability (within the meaning of Section 22(e)(3) of the Code), all of the Awarded Shares not previously vested or forfeited will vest on such date of termination of service. If your service with the Company and/or its Subsidiaries ends due to your Qualified Retirement, you will continue to vest in the Awarded Shares in the same manner as if your service with the Company and/or its Subsidiaries had not ended. In addition, if your service with the Company and/or its Subsidiaries ends as a result of a termination by the Company other than for “Cause” (defined as illegal or disreputable or malfeasant conduct which, as determined by the Committee, in any significant respect impairs the reputation, goodwill or business position of the Company or involves the Company’s funds or other assets), then the Committee may, in its discretion, vest, on such date of termination of service, Awarded Shares not previously vested or forfeited. Solely for purposes used herein, “Qualified Retirement” means compliance with all of the following requirements: (i) you completed a minimum of twelve (12) months of continuous service with the Company [and/or its Subsidiaries] after the Award

Exhibit 10.26
Date, (ii) you terminate employment with the Company and its Subsidiaries, other than for Cause (A) after you have attained age [sixty (60)] and completed a minimum of [ten (10)] years of continuous service with the Company [and/or its Subsidiaries], (B) after you provide reasonable advance written notice, based on facts and circumstances acceptable to the Board, of your employment termination retirement date; (iii) the Board approves and accepts, and does not reject, your specified employment termination retirement date; [and] (iv) you have delivered to the Company an executed release of claims in a form provided by the Company the revocation period of which has expired [; and (v) you have complied, and continue to comply (including after your employment termination retirement date), with the applicable non-competition and non-solicitation covenants in your Executive Responsibility Agreement with the Company, which non-competition and non-solicitation covenants are incorporated by reference as if fully restated herein (the “Non-Compete Covenants”)].
(e)Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company and/or its Subsidiaries for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company and/or its Subsidiaries.
(f)Application of Clawback Policy [Violation of Non-Compete Covenants]. Notwithstanding anything in this Award Agreement to the contrary, the Awarded Shares and any related dividends shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation, or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Awarded Shares or dividends, as applicable, become vested and payable [, or (iii) you violate the Non-Compete Covenants].
Section 3.Dividends. Any dividends declared by the Company with a record date that is after the Award Date specified in this Award Agreement will be accumulated, held by the Company and paid to you if, as, and when the related Awarded Shares become vested.
Section 4.Voting Rights. You will have the right to vote, or direct the voting of, Awarded Shares.
Section 5.No Right to Continued Service. Nothing in this Award Agreement, or any action of the Board or Committee with respect to this Award Agreement, shall be held or construed to confer upon you any right to a continuation of service by the Company and/or its Subsidiaries. You may be dismissed or otherwise dealt with as though this Award Agreement had not been entered into.
Section 6.Taxes. Where you or any other person is entitled to receive Awarded Shares pursuant to this Award Agreement, the Company shall have the right to require you or such other person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Awarded Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of vested Awarded Shares to cover the amount required to be withheld. Section 14.2 of the Plan is incorporated by reference herein. For the avoidance of doubt, the foregoing shall apply in the event you have constructive receipt of income pursuant to Section 83 of the Internal Revenue Code as a result of being or becoming eligible for a Qualified Retirement prior to the Vesting Dates.
Section 7.Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
If to the Participant, to the Participant’s address as shown in the Company's records.

If to the Committee:

Advanced Drainage Systems, Inc.
4024 Green Stripe Lane
Hilliard, OH 43026
Attention: Compensation Committee and Corporate Secretary

Section 8.Restrictions on Transfer. The Awarded Shares granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Award be liable for, or subject to, debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Participant other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan.

Exhibit 10.26
Section 9.Successors and Assigns. This Award Agreement shall inure to the benefit of and shall be binding upon the Company and you and their respective heirs, successors and assigns.
Section 10.Construction of Language. Whenever appropriate in this Award Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.
Section 11.Governing Law. This Award Agreement shall be construed, administered and enforced according to the laws of the State of Ohio without giving effect to the conflict of law principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Franklin County, Ohio shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting the Award granted under this Award Agreement, you, and any other person claiming any rights under this Award Agreement, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 12.Amendment. This Award Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.
Section 13.Plan Provisions Control. This Award Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Agreement, you acknowledge receipt of a copy of the Plan. You acknowledge that you may not and will not rely on any statement of account or other communication or document issued in connection with the Award other than the Plan, this Award Agreement, or any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Award Agreement.
Section 14.Execution of Executive Responsibility Agreement. The grant of the Awarded Shares pursuant to this Award Agreement is contingent upon the execution by you, the Participant, of an Executive Responsibility Agreement with the Company in form and substance satisfactory to the President of the Company, if such an Executive Responsibility Agreement has not already been executed and delivered to the Company.